                                                                    EXHIBIT 99.5

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

CSQ Holding Company
3303 Monte Villa Parkway
Bothell, Washington 98021

In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named as a person about to become a director of CSQ Holding Company (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto.

                                                      /s/ HARVEY N. GILLIS
                                                      --------------------------
                                                      Harvey N. Gillis

Date:  April 14, 2005